Exhibit 3.1

STATE OF NEVADA

ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE
Filing Acknowledgement

January 8,2007

Job Number	Limited Liability Company Number
C20070110-0349	E0018342007-1

Filing Description	Document Filing Number	Date/Time of Filing
Articles of Organization	20070017108-06	January 8, 2007 08:30:04 AM

Limited Liability Company Name	Resident Agent
NGA HOLDCO, LLC	SIERRA CORPORATE SERVICES

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division

202 N Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles Of Organization Limited-Liability Company (PURSUANT TO NRS 86)	Filed in the office of	Document Number
20070017108-06
Filing Date and Time
	Ross Miller	01/08/2007 8:30 AM
	Secretary of State	Entity Number
	State of Nevada	E0018342007-1

ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Limited- Liability Company	NGA HOLDCO, LLC		Check box if a Series Limited- Liability Company ☐

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	SIERRA CORPORATE SERVICES
Name
		100 WEST LIBERTY STREET, 10TH FLOOR	RENO	NEVADA	89501
		Physical Street Address	City		Zip Code
		PO BOX 2670	RENO	NV	89505
		Additional Mailing Address	City	State	Zip Code

3.	Dissolution Date: (OPTIONAL - see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):

4.	Management: (check one)	Company shall be managed by ☒ Manager(s) OR ☐ Members

5.	Names Addresses of Manager(s) or Members: (attach additional pages as necessary)	TOM REEG
Name
		21 WATERWAY AVENUE, SUITE 150	THE WOODLANDS	TX	77380
		Address	City	State	Zip Code

Name

		Address	City	State	Zip Code

Name

		Address	City	State	Zip Code

6.	Names, Addresses and Signatures of Organizers (if more than one organizer attach additional page)	A. J. HICKS
		Name	Signature
		100 WEST LIBERTY STREET, 10TH FLOOR	RENO	NV	89501
		Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company

		Authorized Signature of R. A. or On Behalf of R. A. Company	Date 1/4/07

This form must be accompanied by appropriate fees.

Nevada Secretary of State form LLC ARTS 2005

Revised on 12/10/05

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ARTICLES OF ORGANIZATION

OF

NGA HOLDCO, LLC,

a Nevada limited liability company

The undersigned, for the purpose of forming a limited liability company under Chapter 86 of the Nevada Revised Statutes, hereby make, adopt, and acknowledge the following Articles of Organization.

ARTICLE I

NAME OF LIMITED LIABILITY COMPANY

The name of the limited liability company is “NGA HOLDCO, LLC”, a Nevada limited liability company (the “Company”).

ARTICLE II

PERIOD OF DURATION

The Company shall commence its existence on the date these Articles of Organization are filed with the Nevada Secretary of State and shall have perpetual existence.

ARTICLE III

PURPOSES AND POWERS

The Company is organized for any legal and lawful purpose for which a limited liability company may be organized in the State of Nevada. The Company shall have all the powers granted to a limited liability company under the laws of the State of Nevada. The character and general nature of the business to be conducted by the limited liability company is to acquire and hold either directly or indirectly through subsidiaries an interest in Eldorado Resorts, LLC, a licensed gaming company with properties in the States of Nevada and Louisana.

ARTICLE IV

INDEMNIFICATION

The Company shall indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that the person is or was a Manager, Member, employee, agent and/or organizer of the Company (Indemnitee), or is or was serving at the request of the Company as a Manager, Member, employee or agent of another limited liability company, corporation, partnership joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any action, suit or proceeding if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the maximum extent permitted by Nevada law.

ARTICLE V

RESIDENT AGENT AND REGISTERED OFFICE

The name and complete street address of the Company’s resident agent in the State of Nevada is Sierra Corporate Services, 100 West Liberty Street, 10th Floor, Reno, Nevada 89501. The same address shall be the address of the Company’s registered office, and the address of the office where certain records of the Company required by Nev. Rev. Stat. §86.241 shall be maintained, except as otherwise provided in the Operating Agreement.

ARTICLE VI

MEMBERS

Owners of the Company shall be designated individually as “Member” and collectively as “Members.” Additional Members may be admitted at such times and on such terms and conditions as the Members of the Company may agree and as provided in the Operating Agreement of the Company. Except when these Articles of Organization or applicable law require the unanimous vote of the Members, the right of any Member to vote shall be as provided in the Operating Agreement of the Company. No Member may resign from the Company or assign his interest before the dissolution and winding up of the Company. Any Member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company. At which time the Company shall within ten (10) days, after the Company receives notice from the Commission, return to the Member in cash, the amount of his capital account as reflected on the books of the Company, and the unsuitable Member shall no longer have any direct or indirect interest in the Company.

ARTICLE VII

OPERATING AGREEMENT

The Operating Agreement of the Company shall be adopted and executed by each Member of the Company and shall set forth all provisions for the affairs of the Company and the conduct of its business to the extent that such provisions are not inconsistent with the law or these Articles of Organization. The Operating Agreement, from time to time, may be restated, amended, or altered in accordance with its terms by the unanimous vote or written consent of the persons who are Members at the time of such restatement, amendment, or alteration.

ARTICLE VIII

MANAGEMENT OF COMPANY

The management of the Company is vested in one (1) to four (4) individuals designated as “Manager” who shall be elected annually by not less than a Majority in interest of the Members of the Company. No individual Members of the Company, other than the Manager, shall have any individual rights or powers to take part in the management of the Company other than expressly set forth in the Act or the Operating Agreement. No Member who is not also a Manager shall have the right to contract debts or incur liability on behalf of the Company. The name and business street address of the initial Manager of the Company who is to serve until the first annual meeting of Members or until his successor is elected and qualified is as follows:

Tom Reeg

21 Waterway Avenue, Suite 150

The Woodlands, TX 77380

ARTICLE IX

NAME AND ADDRESS OF ORGANIZER

The name and business street address of the sole organizer of the Company is as follows:

A. J. Hicks

100 West Liberty Street, 10th Floor

Reno, Nevada 89501

ARTICLE X

LIABILITIES OF MANAGERS AND MEMBERS

Members and Managers of the Company are not individually liable under a judgment, decree, order of any court or in any other manner, for a debt, obligation, or liability of the Company except as otherwise set forth in Nev. Rev. Stat. §86.391.

ARTICLE XI

DEFINITIONS

Unless otherwise defined in these Articles of Organization, capitalized terms used shall have the meanings set forth for such terms in Chapter 86 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned organizer has hereunto set his hand and executed these Articles of Organization this 4th day of January, 2007.

/s/ A. J. Hicks

A. J. Hicks, Organizer

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